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                                                                    EXHIBIT 99.2

                             CROSS REFERENCE SHEET

                                                              LOCATION IN 2004/05
INFORMATION RELATING TO PROVINCIAL DEBT                         PUBLIC ACCOUNTS
---------------------------------------                       -------------------
CONTINGENT LIABILITIES
  Litigation................................................  p. 57 (26)(b)
  Other Contingent Liabilities..............................  p. 57 (26)(b)
  Environmental Clean-up....................................  p. 57 (26)(b)
  Aboriginal Land Claims....................................  p. 57 (26)(b)
  Crown Corporations........................................  p. 58 (26)(b)
COMMITMENTS.................................................  p. 59 (26)(c)

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